Exhibit (a)(1)(C)
                             TRANS-LUX CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
           PURSUANT TO THE OFFERING CIRCULAR DATED FEBRUARY 23, 2004

    This Notice of Guaranteed Delivery relates to the offer of Trans-Lux Corporation ("Trans-Lux") to exchange (the "Exchange Offer") $1,000 principal amount of its 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 ("New Notes") for each $1,000 principal amount of Trans-Lux' currently outstanding 7 1/2% Convertible Subordinated Notes due 2006 ("Old Notes"). Subject to the terms and conditions of the Exchange Offer, Trans-Lux will issue up to $15,000,000 principal amount of its New Notes in exchange for up to $15,000,000 principal amount of Old Notes, representing approximately 49.7% of the $30,177,000 outstanding principal amount of Old Notes, to the extent such Old Notes are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. If more than $15,000,000 principal amount of Old Notes are tendered, Trans-Lux will accept tenders from each tendering Holder of Old Notes on a pro rata basis. For a more detailed description of the New Notes Trans-Lux is proposing to issue in the Exchange Offer, please see the section of the Offering Circular dated February 23, 2004) the "Offering Circular") entitled "Description of New Notes." The Exchange Offer is open to all Holders of Old Notes and is subject to customary conditions. You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered Holder of Old Notes and wish to tender any Old Notes, but (i) the certificates representing your Old Notes are not immediately available, and (ii) time will not permit your certificates for the Old Notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on March 31, 2004 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")). You may effect a tender of your Old Notes if (a) the tender is made through an Eligible Guarantor Institution (as defined in the section of the Offering Circular entitled "The Exchange Offer-How to Tender Old Notes"); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three American Stock Exchange, Inc. ("AMEX") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (d) the Exchange Agent receives the certificates for all physically tendered Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents within three AMEX trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

<CAPTIONS>
              Delivery To:  Wells Fargo Bank, N.A., Exchange Agent


   By Regular or Certified Mail:         By Overnight Courier:                   By Hand:
   -----------------------------         --------------------                    --------
Wells Fargo Bank Minnesota, N.A.      Wells Fargo Bank Minnesota, N.A.        Wells Fargo Corporate Trust
Customized Fiduciary Services         Customized Fiduciary Services           c/o The Depository Trust Company
6th and Marquette, MAC N9303-120      6th and Marquette, MAC N9303-120        1st Floor; TADS Department
Minneapolis, MN  55479                Minneapolis, MN  55479                  55 Water Street
Attn:  David Bergstrom                Attn:  David Bergstrom                  New York, NY  10041
(registered or certified mail              By Facsimile:
recommended)                          (Eligible Guarantor Institutions Only)
                                           (612) 667-9825
                                      To Confirm by Telephone
                                      or for Information Call:
                                      (612) 667-7390

    DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


Ladies and Gentlemen:

    Subject to the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the undersigned hereby tenders to Trans-Lux Corporation the principal amount of 7 1/2% Convertible Subordinated Notes due 2006 set forth below pursuant to the guaranteed delivery procedure described in the section of the Offering Circular entitled "The Exchange Offer-Guaranteed Delivery Procedures."

Amount of 7 1/2% Convertible Subordinated Notes due 2006 tendered:

------------------------------------------------------------------
Certificate Nos. (if available):

------------------------------------------------------------------
Total principal amount represented by Old Note Certificate(s):

------------------------------------------------------------------

    ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE


---------------------------------------------------------          ------------
Signature(s) of Owner(s)                                               Date
or Authorized Signatory

Area Code and Telephone Number:  (   )
                                  -----------------------


Must be signed by the Holder(s) of 7 1/2% Convertible Subordinated Notes due 2006 as their name(s) appear(s) on certificates for the Old Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please Print Name(s) and Address(es)

Name(s):
          --------------------------------------------------

Capacity:
          --------------------------------------------------

Address(es):
            ------------------------------------------------

            ------------------------------------------------


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

                             GUARANTEE OF DELIVERY
                    (Not To Be Used For Signature Guarantee)

    The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Trans-Lux Corporation 7 1/2% Convertible Subordinated Notes due 2006 tendered hereby in proper form for transfer pursuant to the procedures set forth in the section of the Offering Circular entitled "The Exchange Offer-Guaranteed Delivery Procedures," together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three AMEX trading days after the Expiration Date.

Dated:
      -------------------------------------------

-------------------------------------------------    ---------------------------
                    (Address)                               (Name of Firm)

-------------------------------------------------    ---------------------------
        (Area Code and Telephone Number)               (Authorized Signature)


NOTE:  DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM.  CERTIFICATES
FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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